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                                                                   EXHIBIT 23(C)


                              [WALKERS LETTERHEAD]





                                October 10, 2001



Mr. Bryan Sanchez
Seven Seas Petroleum Inc.
5555 San Felipe
Houston, Texas 77656

Dear Mr. Sanchez:

RE: SEVEN SEAS PETROLEUM INC.-REGISTRATION STATEMENT ON FORM S-2
(FILE NO. 333-67874)

         We hereby consent to the use of the firm's name in each place it appears in the Registration Statement and consent to the filing with the Securities and Exchange Commission of our opinion dated 11 October, 2001, as an exhibit to the Registration Statement.


Yours sincerely
WALKERS




/s/ Gene DaCosta
-----------------------------
per Gene DaCosta